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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 2001 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of Bank of Hampton Roads, which is incorporated by reference in Bank of Hampton Roads' Annual Report on Form 10-KSB for the year ended December 31, 2000.



/s/ PricewaterhouseCoopers LLP

Virginia Beach, Virginia
June 29, 2001